                                                                     EXHIBIT 1.1


                             _______________ SHARES


                              REDFED BANCORP INC.


                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                __________, 1996

MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111



Dear Sirs:

          SECTION 1

          Introductory.  RedFed Bancorp Inc., a Delaware corporation (the
          ------------
"Company"), proposes to issue and sell __________ shares of its authorized but unissued Common Stock (the "Common Stock") to Montgomery Securities (the "Underwriter"). Said aggregate of ____ shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriter an option to purchase up to __________ additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

          The Underwriter has advised the Company that the Underwriter proposes to make a public offering of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in the Underwriter's judgment is advisable.

          The Company hereby confirms its agreement with respect to the purchase of the Common Shares by the Underwriter as follows:

          SECTION 2

          Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Underwriter that:

          (a) A registration statement on Form S-1 (File No. 333-6387) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to the Underwriter signed copies of such registration statement and amendments, together with a copy of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to the Underwriter in such reasonable quantities as the Underwriter has requested. The Company will next file with the Commission one of the following: (i) prior to the effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule

430A Information (as hereinafter defined) and, except to the extent that the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company shall have previously advised the Underwriter in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof.

          (c) The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other entity, other than the subsidiaries described in the Registration Statement. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their respective properties and conduct their respective businesses as described in the Prospectus; the Company owns, directly or indirectly, all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse impact upon the condition (financial or otherwise), business, properties, results of operations or prospects of the Company or the subsidiary; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) Redlands Federal Bank (the "Bank") is duly chartered as a federal savings bank and is in good standing under the laws of the United States. The Bank is a member in good standing of the Federal Home Loan Bank of San Francisco (the "FHLB"). The deposit accounts of the Bank are duly insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law. No charge, investigation or proceeding for the termination or revocation of such charter, FHLB membership, good standing or FDIC insurance are pending, or, to the knowledge of the Company, threatened.

          (e) The Company and its subsidiaries are not subject to any order of the Office of Thrift Supervision ("OTS") or the FDIC, except for the Supervisory Agreement (as defined in the Prospectus). The Company and its subsidiaries are in substantial compliance with the Supervisory Agreement and have conducted and are conducting their businesses so as to comply in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders (including without limitation the rules, regulations, decisions, directives and orders of the OTS and the FDIC). No charge, investigation or proceeding with respect to the Company or its subsidiaries before or by any regulatory, administrative or governmental agency, body or authority is pending or, to the best of the Company's knowledge, threatened.

          (f) The Company and its subsidiaries are in compliance with all applicable capital requirements, are "adequately capitalized" as defined in OTS regulations and are not, to the Company's knowledge, threatened with or being considered for receivership or any special supervision by the OTS or the FDIC. The Company is a "savings and loan holding company" within the meaning of the Home Owners Loan Act, as amended (the "Home Owners Loan Act").

          (g) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus (excluding issuances of shares of Common Stock by the Company pursuant to the exercise of outstanding options or similar rights to purchase shares of Common Stock under the stock compensation plans and arrangements disclosed in the Prospectus between March 31, 1996 and each Closing Date hereinafter mentioned); the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are duly listed on the Nasdaq National Market, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (h) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights, subscription rights or other rights to purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

          (i) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of its respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the Underwriter and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (j) KPMG Peat Marwick, LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included or incorporated by reference in the Prospectus, are independent accountants as required by the Act and the Rules and Regulations.

          (k) The financial statements and schedules of the Company and its subsidiaries, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Recent Developments -- Summary Consolidated Financial, Operating and Other Data of the Company," "Capitalization" and "Selected Consolidated Financial, Operating and Other Data of the Company" fairly present the information set forth therein on the basis stated in the Registration Statement.

          (l) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties is bound; and there does not exist any state of facts which constitutes such an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          (m) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. Neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

          (n) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or have a material adverse impact on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to have a material adverse impact on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries. Excepts as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (o) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or
(ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiaries. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (p) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options and warrants described in the Prospectus) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

          (q) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their respective businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse impact on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company or any of its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or any of its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse impact on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

          (r) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a material adverse impact on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

          (s) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which could have a material adverse impact on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

          (t) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (u) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

          (v) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (w) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (x) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares not in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

          (y) The Company is not in violation of any of the provisions of
Section 517.075, Florida Statues (Chapter 92-198, Laws of Florida).

          (z) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except for loans, advances or guarantees disclosed in the Prospectus or not required to be disclosed in the Prospectus which meet the standards set forth in Instruction 3 to paragraph (c) of Item 404 of Regulation S-K.

          (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) The Company has complied with all registration, filing and reporting requirements of the Exchange Act, which have from time to time been applicable to the Company.

          (cc) The Company's consolidated allowance for losses on loans and letters of credit and consolidated allowance for losses on real estate acquired through foreclosure and real estate held for investment or for sale are adequate in relation to the outstanding loans and letters of credit and the outstanding real estate acquired through foreclosure and real estate held for investment or for sale, respectively, in accordance with generally accepted accounting principles and have been established and maintained in accordance with the standards established by the OTS for savings associations and with the Supervisory Agreement. All assets of the Bank and its subsidiaries have been classified in accordance with the standards established by the OTS for savings associations and with the Supervisory Agreement.

          SECTION 3

          Representations and Warranties of the Underwriter.  The Underwriter
          -------------------------------------------------
represents and warrants to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriter for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Underwriter represents and warrants that it has authority to enter into this Agreement and to act in the manner herein provided.

          SECTION 4

          Purchase, Sale and Delivery of Common Shares.  On the basis of the
          --------------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter the Firm Common Shares. The Underwriter agrees to purchase from the Company the Firm Common Shares. The purchase price per share to be paid by the Underwriter to the Company shall be equal to the price to the public per share less an amount per share equal to the per share underwriting discount.
The price to the public, which shall be a fixed price, and the underwriting discount will be determined by separate agreement between the Company and the Underwriter in substantially the form set forth as Schedule A hereto.

          Delivery of certificates for the Firm Common Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriter) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by rule 15c6-1(c) of the Exchange Act, after 4:30 p.m. Washington, D.C. Time, the fourth) full business day following the first date that any of the Common Shares are released by the Underwriter for sale to the public, as the Underwriter shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third, or fourth, as the case may be, full business day as may be agreed upon by the Company and the Underwriter) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by the Underwriter for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

          Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to the Underwriter against payment by the Underwriter of the purchase price therefor by wire transfer of immediately available funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by the Underwriter. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

          In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of __________ Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by the Underwriter for sale to the public, upon notice by the Underwriter to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Underwriter, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by the Underwriter. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, the Underwriter may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

          Subject to the terms and conditions hereof, the Underwriter proposes to make a public offering of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Underwriter is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

          SECTION 5

          Covenants of the Company.  The Company covenants and agrees that:
          ------------------------

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter in writing
(i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which the Underwriter has not been furnished with a copy a reasonable time prior to such filing or to which the Underwriter reasonably objects or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or the Prospectus which in the Underwriter's reasonable judgment may be necessary or advisable to enable the Underwriter to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c) If at any time during the nine-month period after the effective date of the Registration Statement in which a prospectus relating to the Common Shares is required to be delivered under the Act, any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise the Underwriter thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case the Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of the Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to the Underwriter or mail to the Underwriter's order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Underwriter may request, for the purposes contemplated by the Act.

          (f) The Company shall cooperate with the Underwriter and the Underwriter's counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions in the United States, Canada and elsewhere as the Underwriter reasonably designates, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with the Underwriter's cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years hereafter, the Company will furnish to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the

Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (h) During a period of 180 days after the first date that any of the Common Shares are released by the Underwriter for sale to the public, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), the Company will not, directly or indirectly, offer to sell, sell, contract to sell, issue, grant options to purchase or otherwise dispose of any shares of Common Stock or other equity securities of the Company, or any securities convertible into or exchangeable for any shares of Common Stock or other equity securities of the Company, or publicly announce any intention to do any of the foregoing, except for issuances of shares of Common Stock by the Company pursuant to the exercise of outstanding options or similar rights to purchase shares of Common Stock under the stock compensation plans and arrangements disclosed in the Prospectus.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to list, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

          (k) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

          The Underwriter may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 6

          Payment of Expenses.  Whether or not the transactions contemplated
          -------------------
hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Selected Dealers Agreement (if applicable) and the Blue Sky memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws of any state of the United States, Canada or any other jurisdiction in which the Common Stock is to be offered or sold,

(vii) the filing fee of the NASD and attorneys' fees and expenses incurred by counsel for the Underwriter in connection with the required filings with the NASD, and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 6 and Sections 8 and 10 hereof, the Underwriter shall pay all of its own expenses, including the fees and disbursements of its counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws, the Blue Sky memoranda and the filings with the NASD referred to above).

          SECTION 7

          Conditions to the Obligations of the Underwriter.  The obligations of
          ------------------------------------------------
the Underwriter to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 p.m.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by the Underwriter; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the Underwriter's satisfaction.

          (b) Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company (other than issuances of shares of Common Stock by the Company pursuant to the exercise of outstanding options or similar rights to purchase shares of Common Stock under the stock compensation plans and arrangements disclosed in the Prospectus) or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely impacts the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, properties, results of operations, prospects or management of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase the Common Shares as contemplated hereby.

          (c) There shall have been furnished to the Underwriter, on each Closing Date, in form and substance satisfactory to the Underwriter, except as otherwise expressly provided below:

              (i) An opinion of Mayer, Brown & Platt, counsel for the Company, addressed to the Underwriter and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse impact on the Company and its subsidiaries, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                    (2) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued, to the best of such counsel's knowledge, in compliance with federal and state securities laws, were not issued in violation of or subject to any statutory preemptive rights or, to the best of such counsel's knowledge, other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus; without limiting the foregoing, there are no preemptive or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                    (3) All of the issued and outstanding shares of the
               Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, are owned of record and, to the best of such counsel's knowledge, are owned beneficially by the Company (or, in the case of shares of REDFED, Inc., RedFed Escrow, Inc. and Redlands Financial Services, Inc., by the Bank) free and clear of any liens, claims or encumbrances. To the best of such counsel's knowledge, the Company does not have any subsidiaries other than the Bank, REDFED, Inc., RedFed Escrow, Inc. and Redlands Financial Services, Inc.;

                    (4) The certificates evidencing the Common Shares to be
               delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to the Underwriter or upon the Underwriter's order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any statutory preemptive rights or, to the best of such counsel's knowledge, other rights to subscribe for or purchase securities and will conform in all respects to the description thereof contained in the Prospectus;

                     (5) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                     (6) (a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                         (b) The Registration Statement, the Prospectus and each
                     amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                         (c) To the best of such counsel's knowledge, there are
                     no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required;

                         (d) To the best of such counsel's knowledge, there are
                     no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required;

                    (7) The Company has full right, power and authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the Underwriter; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriter and the clearance of such offering with the NASD;

                    (8) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected which could reasonably be expected to have a material adverse impact upon the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, or violate any of the provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their property;

                    (9) Neither the Company nor any subsidiary is in violation of its certificate of incorporation or bylaws. Such counsel is not aware of any breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary or any of their respective properties may be bound or affected, except where such breach or default could not reasonably be expected to have a material adverse impact upon the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries; nor is such counsel aware of any failure of the Company or any such subsidiary to comply with any laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where such noncompliance could not reasonably be expected to have a material adverse impact upon the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries;

                    (10) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                    (11) No California or New York transfer taxes are required to be paid in connection with the sale and delivery of the Common Shares to the Underwriter hereunder;

                   (12) The Company and each of its subsidiaries have all
               governmental licenses, permits, consents, orders, approvals, and other authorizations necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted as described in the Prospectus, except where failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations could not reasonably be expected to have a material adverse impact on the condition (financial or otherwise) business, properties, results of operations or prospectus of the Company and its subsidiaries;

               (13) The Bank is duly chartered as a federal savings bank and is in good standing under the laws of the United States. The Bank is a member in good standing of the FHLB. The deposit accounts and investment certificates of the Bank are duly insured by the FDIC to the fullest extent permitted by law;

               (14) To the best of such counsel's knowledge, no charge, investigation or proceeding for the termination or revocation of such charter, FHLB membership, good standing or FDIC insurance are pending or threatened;

               (15) To the best of such counsel's knowledge, the Company and its subsidiaries are not subject to any order of the OTS or the FDIC, except for the Supervisory Agreement. To the best of such counsel's knowledge, the Company and its subsidiaries are in substantial compliance with the Supervisory Agreement and such counsel is not aware of any violation by the Company or its subsidiaries of any applicable federal or California laws, rules, regulations, decisions, directives and orders (including without limitation the rules, regulations, decisions, directives and orders of the OTS and the
          FDIC), which violation could reasonably be expected to have a material adverse impact on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries;

               (16) The Company is a "savings and loan holding company" within the meaning of the Home Owners Loan Act;

               (17) The information in the Prospectus under the captions "Risk Factors -- Recapitalization of SAIF and Its Impact on SAIF Premiums and the Company's Results of Operations," "-- Financial Institution Regulation and Possible Legislation," "Regulation and Supervision" and "Taxation" has been reviewed by counsel and, to the extent that such information constitutes matters of law or legal conclusions relating to regulatory provisions currently in effect, is correct in all material respects.

               In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and, as to matters of fact, on certificates or other statements of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration

          Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (ii) Such opinion or opinions of Gibson, Dunn & Crutcher LLP, counsel for the Underwriter, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

               (iii) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The representations and warranties of the Company set
               forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                    (2) The Commission has not issued any order preventing or
               suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (3) Each of the respective signers of the certificate has
               carefully examined the Registration Statement and the Prospectus; in his or her opinion and to the best of his or her knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (4) Since the initial date on which the Registration
               Statement was filed, no agreement, written or oral, or transaction has been entered into, and no event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any Prospectus which has not been disclosed in such a supplement or amendment;

                    (5) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or any development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, prospects or management of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                    (6) Since the respective dates as of which information is
               given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

               (iv) On the date this Agreement is executed and also on the First Closing Date and the Second Closing Date, a letter addressed to the Underwriter, from KPMG Peat Marwick LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance satisfactory to the Underwriter.

               (v) On or before the First Closing Date, a letter from each director and executive officer of the Company, in form and substance satisfactory to the Underwriter, confirming that for a period of 180 days after the first date that any of the Common Shares are released by the Underwriter for sale to the public, such person will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell (including, without limitation, any short sale), pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) of the Exchange Act, transfer, assign or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock, or any option, warrant or other right to acquire any shares of Common Stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the Underwriter, which consent may be withheld at the sole discretion of the Underwriter.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Underwriter and to Gibson,

Dunn & Crutcher LLP, counsel for the Underwriter. The Company shall furnish the Underwriter with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Underwriter may request. Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the statements made therein.

          If any condition to the Underwriter's obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement, at the Underwriter's election, will terminate upon notification by the Underwriter to the Company without liability on the part of the Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

          SECTION 8

          Reimbursement of Underwriter's Expenses.  Notwithstanding any other
          ---------------------------------------
provisions hereof, if this Agreement shall be terminated by the Underwriter pursuant to Section 7 hereof, or if the sale to the Underwriter of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8 and Sections 6 and
Section 10 shall at all times be effective and shall apply.

          SECTION 9

          Effectiveness of Registration Statement.  Each of the Underwriter and
          ---------------------------------------
the Company will use its respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 10

          Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal, state or foreign statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, (ii) any inaccuracy in the representations and warranties of the Company contained herein or (iii) any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof; and provided further, that, as to any Preliminary Prospectus, the Company will not be liable on account of any loss, claim, damage, liability or expense that arises out of or is based upon the sale of Common Shares to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus or any amendment or supplement thereto to such person within the time required by the Act and the untrue statement or alleged untrue statement of a material fact or omisssion or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Prospectus or any amendment or supplement thereto, unless such failure resulted from noncompliance by the Company with Sections 5(c) and (e) hereof. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse the Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the Underwriter.

          (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state or foreign statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), the Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person thereof) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriter's obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person thereof) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriter together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have to the Company.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Common Shares sold by it to the Underwriter (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and, in the case of the Underwriter, as the underwriting commissions received by it bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph
(c) for purposes of indemnification. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount of the total underwriting commissions received by the Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

          SECTION 11

          Effective Date.  This Agreement shall become effective immediately as
          --------------
to Sections 6, 8, 10, 11, 12 and 14 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California Time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California Time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Underwriter may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 11, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by the Underwriter of telegrams offering the Common Shares for sale to securities dealers.

          SECTION 12

          Termination.  Without limiting the right to terminate this Agreement
          -----------
pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to the Underwriter or by the Underwriter by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to the Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of the Underwriter to the Company (except to the extent provided in Section 10 hereof).

          (b) This Agreement may also be terminated by the Underwriter prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriter, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriter, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

          (c) This Agreement shall also terminate at 5:00 P.M., California Time, on the tenth full business day after the Registration Statement shall have become effective if the public offering price of the Common Shares shall not then as yet have been determined as provided in Section 4 hereof. Any termination pursuant to this subsection (c) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

          SECTION 13

          Representations and Indemnities to Survive Delivery.  The respective
          ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

          SECTION 14

          Notices.  All communications hereunder shall be in writing and, if
          -------
sent to the Underwriter shall be mailed, delivered or telegraphed and confirmed to the Underwriter at 600 Montgomery Street, San Francisco, California 94111,
Attention: Kathleen Smythe, with a copy to Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, Attention: Todd H. Baker, Esq.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 300 E. State Street, Redlands, California 92373,
Attention: D. Brian Reider, with a copy to Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, Attention: James R. Walther, Esq. The Company or the Underwriter may change the address for receipt of communications hereunder by giving notice to the others.

          SECTION 15

          Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriter merely by reason of such purchase.

          SECTION 16

          Partial Unenforceability.  The invalidity or unenforceability of any
          ------------------------
Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 17

          Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

          SECTION 18

          General.  This Agreement constitutes the entire agreement of the
          -------
parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriter, all in accordance with its terms.

                              Very truly yours,

                              REDFED BANCORP INC.


                              By:
                                  ---------------------------------
                                  Anne Bacon, President and
                                  Chief Executive Officer


The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as of
the date first above written.


MONTGOMERY SECURITIES


By:
    ---------------------------------
                  , Managing Director

                                   SCHEDULE A


                                          __________, 1996


                         PRICE DETERMINATION AGREEMENT


           Referring to Section 4 of the Underwriting Agreement dated __________, 1996, between the Company and the Underwriter as therein defined with respect to the purchase and sale of the Common Shares referred to therein, we hereby confirm our agreement that the public offering price of the Common Shares shall be $_____ per share; that the underwriting discount shall be $_____ per share; and that the purchase price to be paid by the Underwriter for the Common Shares to be purchased from the Company shall be $_____ per share.

           This Agreement may be executed in various counterparts which together shall constitute one and the same Agreement.


                                MONTGOMERY SECURITIES


                                By
                                   ----------------------------------
                                                  , Managing Director


                                REDFED BANCORP INC.


                                By:
                                   ----------------------------------
                                       Anne Bacon, President and
                                       Chief Executive Officer